Original FileConverted StateTrueConverted Date07-Nov-2000WPClean Version2.0.0. 4CW Macro Package IntegrationNONEDOCID053137-0118-08327-NY03.2027654.4




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-A/A
                                (Amendment No. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Lehman Brothers Holdings Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                            3 World Financial Center
                            New York, New York 10285
           (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each exchange on which
to be so registered               each class is to be registered
--------------------------        ------------------------------

NASDAQ-100 Index SUNS             The American Stock Exchange LLC
109% Minimum Redemption Stock
Upside Note Securities Due
April 26, 2004

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
 ________ (if applicable)

Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

The Registrant hereby incorporates by reference:

o The descriptions set forth under the captions "Description of the Notes" and "Description of Debt Securities" on pages S-11 to S-14 and 4 to 13 of the Prospectus Supplement dated April 19, 2001, and accompanying Prospectus dated February 17, 1998, filed with the Securities and Exchange Commission (the "Commission") on April 20, 2001, pursuant to Rule 424(b)(2) under the Securities Act of 1933.

o The descriptions set forth under the captions "Description of the Notes" and "Description of Debt Securities" on pages S-11 to S-14 and 4 to 13 of the Prospectus Supplement dated April 27, 2001, and accompanying Prospectus dated February 17, 1998, filed with the Securities and Exchange Commission (the "Commission") on April 30, 2001, pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01 Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987)


1.02 Indenture  dated  as of  September  1,  1987  between  the  Registrant  and
     Citibank,  N.A.,  as Trustee  ("Citibank")  (incorporated  by  reference to
     Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987) 1.03 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988)

1.04 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30,
     1992)

1.05 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10,
     1992)

1.06 Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993)

1.07 Fifth Supplemental Indenture dated as of August 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995)

1.08 Sixth  Supplemental  Indenture  dated  as of  June  26,  1997  between  the
     Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission on October 17, 1997)

1.09 Global Security representing $30,000,000 aggregate principal amount of the Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004 ( incorporated by reference to Exhibit
     4.02 to Form 8-K, filed by the Corporation with the Commission on April 26,
     2001)

1.10 Calculation Agency Agreement, dated as of April 26, 2001, between the Corporation and Lehman Brothers Inc., as calculation agent, relating to the Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004 (incorporated by reference to Exhibit
     4.01 to Form 8-K, filed by the Corporation with the Commission on April 26,
     2001)

1.11 Global Security representing $20,000,000 aggregate principal amount of the Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004 ( incorporated by reference to Exhibit
     4.02 to Form 8-K,  filed by the  Corporation  with the Commission on May 2,
     2001)

1.12 Calculation Agency Agreement, dated as of May 2, 2001, between the Corporation and Lehman Brothers Inc., as calculation agent, relating to the Corporation's NASDAQ-100 Index SUNS 109% Minimum Redemption Stock Upside Note Securities Due April 26, 2004 (incorporated by reference to Exhibit
     4.01 to Form 8-K,  filed by the  Corporation  with the Commission on May 2,
     2001)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement Amendment No. 2 to be signed on its behalf by the undersigned, thereto duly authorized.

                          Lehman Brothers Holdings Inc.


                                By:/s/ Oliver Budde
                                       Oliver Budde
                                       Vice President

Date: May 2, 2001